Wiley Reports First Quarter Fiscal 2022 Results

September 2, 2021 - Hoboken, NJ – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global leader in research and education, today announced results for the first quarter ended July 31, 2021.

SUMMARY
•	GAAP Results: Revenue of $488 million (+13%), Operating Income of $41 million (+36%), and EPS of $0.24 (-17%)
•	Adjusted Results (at constant currency): Revenue of $488 million (+9%), Adjusted EBITDA of $95 million (+12%), and Adjusted EPS of $0.54 (+17%)
•	Dividend: 28th consecutive raise in annualized dividend to $1.38 per share

MANAGEMENT COMMENTARY
“Wiley’s steady execution of growth strategies in open research, online education, and talent development drove another quarter of strong revenue and profit gains,” said Brian Napack, President and CEO.  “Our strategies continue to be tightly aligned with accelerating long-term trends across academic and corporate markets, and we are well-positioned to drive social impact by enabling discovery, powering education and shaping workforces.”

FIRST QUARTER PERFORMANCE

GAAP Measures Unaudited ($millions except for EPS)	Q1 2022	Q1 2021	Change
Revenue	$488.4	$431.3	+13%
Operating Income	$41.0	$30.0	+36%
Diluted EPS	$0.24	$0.29	(17%)
Non-GAAP Measures	Q1 2022	Q1 2021	Change Constant Currency
Revenue	$488.4	$431.3	+9%
Adjusted EBITDA	$95.3	$81.8	+12%
Adjusted EPS	$0.54	$0.42	+17%

Excluding acquisitions and currency impact, revenue rose 7% for the quarter.  Wiley recorded a favorable FX variance of $16.7 million in Revenue, $3.7 million in Adjusted EBITDA, and $0.05 in Adjusted EPS.

Revenue
•	Research Publishing & Platforms rose 14% as reported, 10% at constant currency and 5% excluding acquisitions, driven by strong growth in open research, platforms and corporate sales.
•
Academic & Professional Learning grew 10% as reported and 7% at constant currency, driven by strong growth in digital courseware and professional publishing, accompanied by further recovery in corporate training.

•	Education Services increased 16% as reported and 13% at constant currency, driven by growth in university services (formerly OPM) and talent development (formerly mthree).

Adjusted EBITDA
•	Research Publishing & Platforms rose 12% at constant currency primarily driven by revenue growth.
•	Academic & Professional Learning rose 37% at constant currency, reflecting revenue growth and continued business optimization gains.
•	Education Services declined 21% at constant currency due to higher marketing costs and investments in growth initiatives.
•	Adjusted Corporate Expenses were up 18% mainly due to higher unallocated benefit costs.

EPS
•
GAAP EPS was $0.24 as compared to $0.29 in the prior year period, primarily reflecting non-cash deferred tax expense of $21 million arising from an increase in the UK corporate income tax rate from 19% to 25% effective April 2023.

•	Adjusted EPS of $0.54 was up 17% at constant currency, driven by higher adjusted EBITDA and a lower adjusted effective tax rate.

Adjusted EPS Change
Going forward, Wiley’s Adjusted EPS metric will exclude the impact of certain non-cash items directly related to acquisitions, most notably the amortization of acquired intangible assets.  The Company does not consider these non-cash items to be indicative of its ongoing operating performance.  For the first quarter, under the new measurement, Adjusted EPS (excluding the impact of amortization of intangibles) was $0.85 compared to $0.67 in the prior year period.  See the Adjusted EPS reconciliation table toward the end of this release for more information.

Balance Sheet, Cash Flow, and Capital Allocation
•	Net debt-to-EBITDA ratio (trailing twelve months) at quarter-end was 2.0, even with the year-ago period.
•
Net Cash Used in Operating Activities was $85 million compared to $121 million in the prior year period, with the $36 million improvement driven by higher cash earnings and favorable changes in working capital.  Note, Wiley’s regular use of cash in the first half of the fiscal year is driven by the timing of cash collections for annual journal subscriptions, which are concentrated in the third and fourth fiscal quarters.

•	Free Cash Flow less Product Development Spending was a use of $108 million as compared to a use of $145 million in the prior year, an improvement of $37 million.
•
Dividends:  In June, Wiley raised its dividend for the 28th consecutive year.  The current quarterly dividend is equivalent to an annual dividend of $1.38 per share, an increase from $1.37 per share in Fiscal 2021.

•	Share Repurchases: The Company utilized approximately $7.4 million to repurchase approximately 130,000 shares at an average cost per share of $56.88.

FISCAL YEAR 2022 OUTLOOK
The Company is reaffirming its full year outlook and adding the newly defined Adjusted EPS metric.  Going forward, Wiley will discontinue reporting on the former Adjusted EPS metric.

Metric ($millions, except EPS)	Fiscal 2021	Fiscal 2022 Outlook
Revenue	$1,942	$2,070 to $2,100
Adjusted EBITDA	$419	$415 to $435
Adjusted EPS - former	$2.92	$2.80 to $3.05
Adjusted EPS -newly defined	$4.00	$4.00 to $4.25
Free Cash Flow	$257	$200 to $220

EARNINGS CONFERENCE CALL
Scheduled for today, September 2 at 10:00 am (ET).  Access webcast at investors.wiley.com, or directly at https://event.on24.com/wcc/r/3384264/798549EF00EC73C2803C99A64C083AD2.  US callers, please dial (844) 418-0103 and enter the participant code 9996020#.  International callers, please dial (236) 714-3019 and enter the participant code 9996020#.

ABOUT WILEY
Wiley (NYSE: JW-A) is a global leader in research and education, unlocking human potential by enabling discovery, powering education, and shaping workforces. For over 200 years, Wiley has fueled the world’s knowledge ecosystem. Today, our high-impact content, platforms, and services help researchers, learners, institutions, and corporations achieve their goals in an ever-changing world. Visit us at  Wiley.com, Like us on Facebook and  Follow us on Twitter and LinkedIn

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “EBITDA”, “Adjusted EBITDA,” “Adjusted Contribution to Profit,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non- GAAP measures in the supplementary information. We have not provided our 2022 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment by Wiley in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2022 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

CATEGORY: ALL CORPORATE NEWS

CATEGORY: EARNINGS RELEASES

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended
	July 31,
	2021	2020
Revenue, net	$488,388	$431,326
Costs and expenses:
Cost of sales	165,956	144,809
Operating and administrative expenses	260,589	237,369
Restructuring and related (credits) charges	(276)	2,218
Amortization of intangible assets	21,151	16,891
Total costs and expenses	447,420	401,287

Operating income	40,968	30,039
As a % of revenue	8.4%	7.0%

Interest expense	(4,639)	(4,614)
Foreign exchange transaction gains (losses)	370	(82)
Gain on sale of certain assets	3,750	-
Other income, net	3,553	4,391
Income before taxes	44,002	29,734

Provision for income taxes	30,172	13,400
Effective tax rate	68.6%	45.1%
Net income	$13,830	$16,334
As a % of revenue	2.8%	3.8%

Earnings per share
Basic	$0.25	$0.29
Diluted	$0.24	$0.29

Weighted average number of common shares outstanding
Basic	55,869	55,912
Diluted	56,599	56,193

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS
	Three Months Ended
	July 31,
	2021	2020
US GAAP Earnings Per Share - Diluted	$0.24	$0.29
Adjustments:
Restructuring and related (credits) charges	(0.01)	0.03
Foreign exchange gains on intercompany transactions	(0.01)	(0.02)
Gain on sale of certain assets (A)	(0.05)	-
Income tax adjustments (B)	0.37	0.12
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.54	$0.42

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes
	Three Months Ended
(amounts in thousands)	July 31,
	2021	2020
US GAAP Income Before Taxes	$44,002	$29,734
Pretax Impact of Adjustments:
Restructuring and related (credits) charges	(276)	2,218
Foreign exchange gains on intercompany transactions	(795)	(1,569)
Gain on sale of certain assets (A)	(3,750)	-
Non-GAAP Adjusted Income Before Taxes	$39,181	$30,383

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision	$30,172	$13,400
Income Tax Impact of Adjustments (C):
Restructuring and related (credits) charges	45	743
Foreign exchange gains on intercompany transactions	(101)	(612)
Gain on sale of certain assets (A)	(936)	-
Income Tax Adjustments:
Impact of increase in UK statutory rate on deferred tax balances (B)	(20,726)	(6,689)
Non-GAAP Adjusted Income Tax Provision	$8,454	$6,842

US GAAP Effective Tax Rate	68.6%	45.1%
Non-GAAP Adjusted Effective Tax Rate	21.6%	22.5%

Notes:

(A) The gain on sale of certain assets is due to the sale of our world languages product portfolio which was included in our Academic & Professional Learning segment and resulted in a pretax gain of approximately $3.8 million during the three months ended July 31, 2021.

(B) On June 10, 2021, the UK officially increased its corporate tax rate from 19% to 25% effective April 1, 2023. This resulted in a $20.7 million non-cash deferred tax expense from the re-measurement of the Company’s applicable UK net deferred tax liabilities during the three months ended July 31, 2021. During the first quarter of fiscal 2021, the UK officially enacted legislation that increased its statutory rate from 17% to 19%. This resulted in a $6.7 million non-cash deferred tax expense from the re-measurement of the Company’s applicable UK net deferred tax liabilities during the three months ended July 31, 2020.

(C) For the three months ended July 31, 2021, substantially all of the tax impact was from deferred taxes. For the three months ended July 31, 2020, the tax impact was $0.2 million from current taxes offset by $0.1 million from deferred taxes.

(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF NON-GAAP ADJUSTED EPS - FROM PREVIOUSLY REPORTED TO NEWLY DEFINED
(Dollars in thousands, except per share information)
(unaudited)

	Fiscal Year 2022	Fiscal Year 2021					Fiscal Year
	Q1	Q1	Q2	Q3	Q4	Fiscal Year	2020
Non-GAAP Adjusted Income Before Taxes (Previously Reported)	$39,181	$30,383	$70,664	$48,334	$58,385	$207,765	$173,119
Plus: Amortization of acquired intangible assets (A)	22,284	18,149	18,381	20,163	22,728	79,421	68,269
Non-GAAP Adjusted Income Before Taxes (Newly Defined)	61,465	48,532	89,045	68,497	81,113	287,186	241,388
Less: Non-GAAP Adjusted Income Tax Provision (Newly Defined)	13,297	11,140	19,107	14,974	15,909	61,131	53,995
Non-GAAP Adjusted Net Income (Newly Defined)	$48,168	$37,392	$69,938	$53,523	$65,204	$226,055	$187,393

Non-GAAP Adjusted Earnings Per Share - Diluted (Newly Defined)	$0.85	$0.67	$1.25	$0.95	$1.15	$4.00	$3.30

Non-GAAP Adjusted Earnings Per Share - Diluted (Previously Reported)	$0.54	$0.42	$1.00	$0.68	$0.84	$2.92	$2.40

Weighted average number of common shares outstanding (shares in 000's)
Diluted (B)	56,599	56,193	56,165	56,332	56,616	56,461	56,729

Reconciliation of US GAAP EPS to Non-GAAP Adjusted EPS
	Fiscal Year 2022	Fiscal Year 2021					Fiscal Year
	Q1	Q1	Q2	Q3	Q4	Fiscal Year	2020

US GAAP Earnings (Loss) Per Share - Diluted	$0.24	$0.29	$1.22	$0.39	$0.73	$2.63	$(1.32)
Adjustments:
Restructuring and related (credits) charges	(0.01)	0.03	0.02	0.28	0.12	0.44	0.43
Foreign exchange (gains) losses on intercompany transactions	(0.01)	(0.02)	0.01	0.01	(0.01)	(0.02)	0.02
Gain on sale of certain assets	(0.05)	-	-	-	-	-	-
Impairment of goodwill	-	-	-	-	-	-	1.94
Impairment of Blackwell trade name	-	-	-	-	-	-	1.31
Impairment of developed technology intangible	-	-	-	-	-	-	0.04
Income tax adjustments	0.37	0.12	(0.25)	-	-	(0.13)	(0.03)
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (B)	-	-	-	-	-	-	0.01
Non-GAAP Adjusted Earnings Per Share - Diluted (Previously Reported)	$0.54	$0.42	$1.00	$0.68	$0.84	$2.92	$2.40
Amortization of acquired intangible assets	0.31	0.25	0.25	0.27	0.31	1.08	0.90
Non-GAAP Adjusted Earnings Per Share - Diluted (Newly Defined)	$0.85	$0.67	$1.25	$0.95	$1.15	$4.00	$3.30

Reconciliation of US GAAP Income (Loss) Before Taxes to Non-GAAP Adjusted Income Before Taxes

US GAAP Income (Loss) Before Taxes	$44,002	$29,734	$68,513	$27,392	$50,273	$175,912	$(63,092)
Pretax Impact of Adjustments:
Restructuring and related (credits) charges	(276)	2,218	1,920	20,675	8,497	33,310	32,607
Foreign exchange (gains) losses on intercompany transactions	(795)	(1,569)	231	267	(385)	(1,457)	1,256
Gain on sale of certain assets	(3,750)	-	-	-	-	-	-
Impairment of goodwill	-	-	-	-	-	-	110,000
Impairment of Blackwell trade name	-	-	-	-	-	-	89,507
Impairment of developed technology intangible	-	-	-	-	-	-	2,841
Non-GAAP Adjusted Income Before Taxes (Previously Reported)	$39,181	$30,383	$70,664	$48,334	$58,385	$207,765	$173,119
Amortization of acquired intangible assets (A)	22,284	18,149	18,381	20,163	22,728	79,421	68,269
Non-GAAP Adjusted Income Before Taxes (Newly Defined)	$61,465	$48,532	$89,045	$68,497	$81,113	$287,186	$241,388

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision	$30,172	$13,400	$81	$5,231	$8,944	$27,656	$11,195
Income Tax Impact of Adjustments: (C)
Restructuring and related (credits) charges	45	743	654	4,965	1,702	8,065	7,949
Foreign exchange (gains) losses on intercompany transactions	(101)	(612)	122	87	40	(363)	242
Gain on sale of certain assets	(936)	-	-	-	-	-	-
Impairment of goodwill	-	-	-	-	-	-	-
Impairment of Blackwell trade name	-	-	-	-	-	-	15,216
Impairment of developed technology intangible	-	-	-	-	-	-	686
Income Tax Adjustments:
Impact of increase in UK statutory rate on deferred tax balances (D)	(20,726)	(6,689)	(83)	-	3,261	(3,511)	-
Impact of US CARES Act (E)	-	-	13,998	-	-	13,998	-
Impact of change in certain US state tax rates in 2021 and tax rates in France in 2020 (D)	-	-	-	-	(3,225)	(3,225)	1,887
Non-GAAP Adjusted Income Tax Provision (Previously Reported)	$8,454	$6,842	$14,772	$10,283	$10,722	$42,620	$37,175
Amortization of acquired intangible assets (C)	4,843	4,298	4,335	4,691	5,187	18,511	16,820
Non-GAAP Adjusted Income Tax Provision (Newly Defined)	$13,297	$11,140	$19,107	$14,974	$15,909	$61,131	$53,995

Non-GAAP Adjusted Net Income (Previously Reported)	$30,727	$23,541	$55,892	$38,051	$47,663	$165,145	$135,944
Non-GAAP Adjusted Net Income (Newly Defined)	$48,168	$37,392	$69,938	$53,523	$65,204	$226,055	$187,393

US GAAP Effective Tax Rate	68.6%	45.1%	0.1%	19.1%	17.8%	15.7%	-17.7%
Non-GAAP Adjusted Effective Tax Rate (Previously Reported)	21.6%	22.5%	20.9%	21.3%	18.4%	20.5%	21.5%
Non-GAAP Adjusted Effective Tax Rate (Newly Defined)	21.6%	23.0%	21.5%	21.9%	19.6%	21.3%	22.4%

Notes:
(A) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income. It also includes the amortization of acquired product development assets, which is reflected in "Cost of sales" in the Condensed Consolidated Statements of Net Income.

(B) For Fiscal Year 2020, represents the impact of using diluted weighted-average number of common shares outstanding (56.7 million shares for the year ended April 30, 2020) included in the Non-US GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(C) These adjustments substantially impacted deferred taxes.
(D) These adjustments impacted deferred taxes.
(E) The tax impact was $8.4 million from current taxes and $5.6 million from deferred taxes in the three months ended October 31, 2020 and the year ended April 30, 2021.
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	July 31,
	2021	2020
Net Income	$13,830	$16,334
Interest expense	4,639	4,614
Provision for income taxes	30,172	13,400
Depreciation and amortization	54,566	49,507
Non-GAAP EBITDA	103,207	83,855
Restructuring and related (credits) charges	(276)	2,218
Foreign exchange transaction (gains) losses	(370)	82
Gain on sale of certain assets	(3,750)	-
Other income, net	(3,553)	(4,391)
Non-GAAP Adjusted EBITDA	$95,258	$81,764
Adjusted EBITDA Margin	19.5%	19.0%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended July 31,		Favorable (Unfavorable)
	2021	2020	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$263,358	$230,464	14%	10%
Research Platforms	11,398	10,346	10%	10%
Total Revenue, net	$274,756	$240,810	14%	10%

Contribution to Profit	$78,808	$69,818	13%	10%
Adjustments:
Restructuring charges (credits)	216	(197)	#	#
Non-GAAP Adjusted Contribution to Profit	$79,024	$69,621	14%	10%
Depreciation and amortization	23,762	19,701	-21%	-18%
Non-GAAP Adjusted EBITDA	$102,786	$89,322	15%	12%
Adjusted EBITDA margin	37.4%	37.1%

Academic & Professional Learning:
Revenue, net
Education Publishing (2)	$66,380	$63,603	4%	1%
Professional Learning	72,884	62,829	16%	13%
Total Revenue, net	$139,264	$126,432	10%	7%

Contribution to Profit	$8,152	$(278)	#	#
Adjustments:
Restructuring charges	171	33	#	#
Non-GAAP Adjusted Contribution to Profit	$8,323	$(245)	#	#
Depreciation and amortization	18,364	18,804	2%	5%
Non-GAAP Adjusted EBITDA	$26,687	$18,559	44%	37%
Adjusted EBITDA margin	19.2%	14.7%

Education Services:
Revenue, net
University Services (3)	$54,394	$50,262	8%	8%
Talent Development Services (2) (4)	19,974	13,822	45%	34%
Total Revenue, net	$74,368	$64,084	16%	13%

Contribution to Profit	$(1,827)	$456	#	#
Adjustments:
Restructuring (credits) charges	(34)	139	#	#
Non-GAAP Adjusted Contribution to Profit	$(1,861)	$595	#	#
Depreciation and amortization	8,303	7,279	-14%	-13%
Non-GAAP Adjusted EBITDA	$6,442	$7,874	-18%	-21%
Adjusted EBITDA margin	8.7%	12.3%

Corporate Expenses:	$(44,165)	$(39,957)	-11%	-9%
Adjustments:
Restructuring (credits) charges	(629)	2,243	#	#
Non-GAAP Adjusted Contribution to Profit	$(44,794)	$(37,714)	-19%	-17%
Depreciation and amortization	4,137	3,723	-11%	-11%
Non-GAAP Adjusted EBITDA	$(40,657)	$(33,991)	-20%	-18%

Consolidated Results:
Revenue, net	$488,388	$431,326	13%	9%

Operating Income	$40,968	$30,039	36%	28%
Adjustments:
Restructuring (credits) charges	(276)	2,218	#	#
Non-GAAP Adjusted Contribution to Profit	$40,692	$32,257	26%	18%
Depreciation and amortization	54,566	49,507	-10%	-12%
Non-GAAP Adjusted EBITDA	$95,258	$81,764	17%	12%
Adjusted EBITDA margin	19.5%	19.0%

(1) The supplementary information included in this press release for the three months ended July 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In May 2021, we moved the WileyNXT product offering from Academic & Professional Learning – Education Publishing to Education Services – Talent Development Services. As a result, the prior period results related to the WileyNXT product offering have been included in Education Services - Talent Development Services. The Revenue, Adjusted Contribution to Profit and Adjusted EBITDA for WileyNXT was $0.5 million, $0.1 million, and $0.1 million, respectively, for the three months ended July 31, 2020. There were no changes to our total consolidated financial results.

(3) University Services was previously referred to as Education Services OPM.

(4) Talent Development Services was previously referred to as mthree.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	July 31,	April 30,
	2021	2021
Assets:
Current assets
Cash and cash equivalents	$82,982	$93,795
Accounts receivable, net	284,579	311,571
Inventories, net	40,392	42,538
Prepaid expenses and other current assets	70,736	78,393
Total current assets	478,689	526,297

Product development assets, net	49,017	49,517
Royalty advances, net	27,668	39,582
Technology, property and equipment, net	273,306	282,270
Intangible assets, net	995,613	1,015,302
Goodwill	1,301,599	1,304,340
Operating lease right-of-use assets	122,334	121,430
Other non-current assets	114,574	107,701
Total assets	$3,362,800	$3,446,439

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$62,230	$95,791
Accrued royalties	90,064	78,582
Short-term portion of long-term debt	12,500	12,500
Contract liabilities	418,459	545,425
Accrued employment costs	66,771	144,744
Accrued income taxes	9,628	8,590
Short-term portion of operating lease liabilities	21,547	22,440
Other accrued liabilities	81,902	80,900
Total current liabilities	763,101	988,972
Long-term debt	952,020	809,088
Accrued pension liability	136,391	146,247
Deferred income tax liabilities	188,880	172,903
Operating lease liabilities	145,340	145,832
Other long-term liabilities	99,163	92,106
Total liabilities	2,284,895	2,355,148
Shareholders' equity	1,077,905	1,091,291
Total liabilities and shareholders' equity	$3,362,800	$3,446,439

(1) The supplementary information included in this press release for July 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	July 31,
	2021	2020
Operating activities:
Net income	$13,830	16,334
Amortization of intangible assets	21,151	16,891
Amortization of product development assets	9,058	9,148
Depreciation and amortization of technology, property, and equipment	24,357	23,468
Other noncash charges	35,856	25,932
Net change in operating assets and liabilities	(189,026)	(212,556)
Net cash used in operating activities	(84,774)	(120,783)

Investing activities:
Additions to technology, property, and equipment	(17,910)	(18,964)
Product development spending	(5,670)	(5,325)
Businesses acquired in purchase transactions, net of cash acquired	(3,032)	(136)
Proceeds related to the sale of certain assets	3,375	-
Acquisitions of publication rights and other	(295)	(3,855)
Net cash used in investing activities	(23,532)	(28,280)

Financing activities:
Net debt borrowings	142,703	67,356
Cash dividends	(19,307)	(19,261)
Purchases of treasury shares	(7,367)	-
Other	(16,940)	(4,611)
Net cash provided by financing activities	99,089	43,484

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,586)	4,500

Change in cash, cash equivalents and restricted cash for period	(10,803)	(101,079)

Cash, cash equivalents and restricted cash - beginning	94,359	203,047
Cash, cash equivalents and restricted cash - ending	$83,556	$101,968

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Three Months Ended
	July 31,
	2021	2020
Net cash used in operating activities	$(84,774)	$(120,783)
Less: Additions to technology, property, and equipment	(17,910)	(18,964)
Less: Product development spending	(5,670)	(5,325)
Free cash flow less product development spending	$(108,354)	$(145,072)

See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.
(1) The supplementary information included in this press release for the three months ended July 31, 2021 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
• Adjusted Earnings Per Share (Adjusted EPS);
• Free Cash Flow less Product Development Spending;
• Adjusted Contribution to Profit and margin;
• Adjusted Income Before Taxes;
• Adjusted Income Tax Provision;
• Adjusted Effective Tax Rate;
• Adjusted Net Income;
• EBITDA, Adjusted EBITDA and margin;
• Organic revenue; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and calculate incentive compensation.

The Company presents these non-GAAP performance measures in addition to US GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.

The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Contribution to Profit. We present both Adjusted Contribution to Profit and Adjusted EBITDA for each of our reportable segments since we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time as it removes the impact of depreciation and amortization expense, as well as a consistent basis to evaluate operating profitability and comparing our financial performance to that of our peer companies and competitors.

For example:

•        Adjusted EPS, Adjusted Contribution to Profit, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted Net Income, Adjusted EBITDA and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends and fund share repurchases and acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing the Company's operating margins and net income, and in comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that the Company's non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.

We have not provided our 2022 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.

Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information, and is not an indicator of our performance under US GAAP. Non-US GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-US GAAP measures.